                                                                   EXHIBIT 99.5



                               CONSENT OF NOMINEE




         In accordance with Rule 438 of Regulation C as promulgated under the Securities Act of 1933, the undersigned hereby consents to being named as an appointee to the Board Directors in the Registration Statement filed by Phillips & Jacobs, Incorporated with the Securities and Exchange Commission in connection with the proposed merger with Momentum Corporation.

         Dated:  July 28, 1994.

                                       \s\  Andrew V. Smith
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                                            Andrew V. Smith